Exhibit 99.7

LETTER TO BROKERS, DEALERS,

COMMERCIAL BANKS, TRUST COMPANIES

AND OTHER NOMINEES

Offer to Exchange

each

Common Share, Preferred Share, Unit and American Depositary Share

of

BANCO SANTANDER (BRASIL) S.A.

for

0.35 of an Ordinary Share (for each Common Share or Preferred Share)

and

0.70 of an Ordinary Share (for each Unit or American Depositary Share)

of

BANCO SANTANDER, S.A.

Represented by

American Depositary Shares

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS FOR TENDERS OF SANTANDER BRASIL ADSs, SANTANDER BRASIL UNITS AND SANTANDER BRASIL SHARES WILL EXPIRE AT [—] EASTERN TIME ([—] SÃO PAULO TIME) ON THE EXPIRATION DATE, UNLESS THE EXCHANGE OFFER IS EXTENDED. THE EXPIRATION DATE IS CURRENTLY [—], 2014, BUT THIS DATE WILL CHANGE IF THE EXCHANGE OFFER IS EXTENDED.

IF THE SUBSEQUENT OFFERING PERIOD IS TRIGGERED, SANTANDER SPAIN WILL ANNOUNCE THE DATES OF THE SUBSEQUENT OFFERING PERIOD (AND THE TENDERING PERIODS INCLUDED THEREIN) AT THE TIME IT ANNOUNCES WHETHER OR NOT THE SUBSEQUENT OFFERING PERIOD WILL BE AVAILABLE. HOLDERS OF SANTANDER BRASIL ADSs, SANTANDER BRASIL UNITS AND/OR SANTANDER BRASIL SHARES DESIRING TO TENDER THEIR SANTANDER BRASIL ADSs, SANTANDER BRASIL UNITS AND/OR SANTANDER BRASIL SHARES DURING THE TENDERING PERIODS INCLUDED IN THE SUBSEQUENT OFFERING PERIOD SHOULD USE THE SAME DOCUMENTS THAT WOULD BE USED IF THEIR SANTANDER BRASIL ADSs, SANTANDER BRASIL UNITS AND/OR SANTANDER BRASIL SHARES WERE TO BE TENDERED PRIOR TO THE EXPIRATION TIME.

[—], 2014

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

We have been engaged by Banco Santander, S.A. (“Santander Spain”) in connection with its exchange offer to acquire all of the issued and outstanding common shares (the “Santander Brasil common shares”), preferred shares (the “Santander Brasil preferred shares,” and together with the Santander Brasil common shares, the “Santander Brasil shares”), units (the “Santander Brasil units”), each of which represents one Santander Brasil common share and one Santander Brasil preferred share, and American Depositary Shares (the “Santander Brasil ADSs”), each of which represents one Santander Brasil unit, of Banco Santander (Brasil) S.A. (“Santander Brasil”) that are not owned directly or indirectly by Santander Spain in exchange for 0.35 of an ordinary share, nominal value €0.50 per share (the “Santander Spain ordinary shares”), of Santander Spain represented by American Depositary Shares (each of which represents one Santander Spain ordinary share and which we refer to as “Santander Spain ADSs”) for each Santander Brasil share and 0.70 of a Santander Spain ordinary share represented by Santander Spain ADSs for each Santander Brasil unit or Santander Brasil ADS upon the terms and subject to the conditions set forth in the offer to exchange/prospectus dated [—], 2014 (the “Offer to Exchange/Prospectus”), and the related letter of transmittal enclosed herewith (which together, as they may be amended and supplemented from time to time, constitute the “Exchange Offer”). Terms used but not defined in this letter that are defined in the Offer to Exchange/Prospectus have the meaning given to such terms in the Offer to Exchange/Prospectus. If the exchange ratio is adjusted as described in the Offer to Exchange/Prospectus, holders of Santander Brasil ADSs, Santander Brasil units and Santander Brasil shares desiring to tender their Santander Brasil ADSs, Santander Brasil units and/or Santander Brasil shares should use the same documents that would be used if the exchange ratio were not adjusted.

YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT [—] EASTERN TIME ([—] SÃO PAULO TIME) ON THE EXPIRATION DATE, UNLESS THE EXCHANGE OFFER IS EXTENDED.

If the Subsequent Offering Period (as defined in the Offer to Exchange/Prospectus) is triggered, Santander Spain will announce the dates of the Subsequent Offering Period (and the tendering periods included therein) at the time it announces whether or not the Subsequent Offering Period will be available. Holders of Santander Brasil ADSs, Santander Brasil units and/or Santander Brasil shares desiring to tender their Santander Brasil ADSs, Santander Brasil units and/or Santander Brasil shares during the tendering periods included in the Subsequent Offering Period should use the same documents that would be used if their Santander Brasil ADSs, Santander Brasil units and/or Santander Brasil shares were to be tendered prior to the Expiration Time.

For your information and for forwarding to your clients for whom you hold Santander Brasil ADSs, Santander Brasil units or Santander Brasil shares registered in your name or in the name of your nominee, we are enclosing the following documents:

1. The Offer to Exchange/Prospectus dated [—], 2014;

2. The Letter of Transmittal (Santander Brasil ADSs) for your use in accepting the Exchange Offer and tendering Santander Brasil ADSs and for the information of your clients;

3. The Letter of Transmittal (Santander Brasil units), the share transfer order (OTA) and related tax forms for your use in accepting the Exchange Offer and tendering Santander Brasil units and for the information of your clients;

4. The Letter of Transmittal (Santander Brasil shares), the share transfer order (OTA) and related tax forms for your use in accepting the Exchange Offer and tendering Santander Brasil shares and for the information of your clients;

5. A printed form of letter which may be sent to your clients for whose accounts you hold Santander Brasil ADSs registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;

6. A printed form of letter which may be sent to your clients for whose accounts you hold Santander Brasil units registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;

7. A printed form of letter which may be sent to your clients for whose accounts you hold Santander Brasil shares registered in your name or in the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;

8. A return envelope addressed to JPMorgan Chase Bank, N.A., the U.S. exchange agent (the “U.S. Exchange Agent”), for your use for tendering Santander Brasil ADSs in the exchange offer through the U.S. Exchange Agent;

9. A return envelope addressed to Santander Brasil in its capacity as its own share registrar (the “Brazilian share registrar”) for your use for tendering Santander Brasil shares in the exchange offer through the U.S. Exchange Agent; and

10. A return envelope addressed to Santander Brasil in its capacity as Brazilian share registrar for your use for tendering Santander Brasil units in the exchange offer through the U.S. Exchange Agent.

The conditions to the completion of the Exchange Offer are described in the section entitled “The Exchange Offer–Conditions to Completion of the Exchange Offer” of the Offer to Exchange/Prospectus.

For Santander Brasil ADSs to be validly tendered into the Exchange Offer, the Santander Brasil ADRs evidencing Santander Brasil ADSs or book-entry confirmation for tender of Santander Brasil ADSs held in book-entry form, together with a properly completed and duly executed Letter of Transmittal (Santander Brasil ADSs), including any required signature guarantees, or an “Agent’s Message” (as defined in the Offer to Exchange/Prospectus) in the case of book-entry transfer of Santander Brasil ADSs, and any other documents required in the Letter of Transmittal (Santander Brasil ADSs), must be timely received by the U.S. Exchange Agent, in each case in accordance with the terms and conditions of the Offer to Exchange/Prospectus and the Letter of Transmittal (Santander Brasil ADSs). Under no circumstances will any interest be paid on any cash to be paid in lieu of fractional Santander Spain ADSs, regardless of any extension of the Exchange Offer or any delay in making payment.

For Santander Brasil units to be validly tendered into the Exchange Offer, the Santander Brasil units, together with a properly completed and duly executed Letter of Transmittal (Santander Brasil units), the OTA and related tax forms and any other documents required in the Letter of Transmittal (Santander Brasil units) must be timely received by the Brazilian share registrar in accordance with the terms and conditions of the Offer to Exchange/Prospectus and the Letter of Transmittal (Santander Brasil units). Under no circumstances will any interest be paid on any cash to be paid in lieu of fractional Santander Spain ADSs, regardless of any extension of the Exchange Offer or any delay in making payment.

For Santander Brasil shares to be validly tendered into the Exchange Offer, the Santander Brasil shares, together with a properly completed and duly executed Letter of Transmittal (Santander Brasil shares), the OTA and related tax forms and any other documents required in the Letter of Transmittal (Santander Brasil shares) must be timely received by the Brazilian share registrar in accordance with the terms and conditions of the Offer to Exchange/Prospectus and the Letter of Transmittal (Santander Brasil shares). Under no circumstances will any interest be paid on any cash to be paid in lieu of fractional Santander Spain ADSs, regardless of any extension of the Exchange Offer or any delay in making payment.

Santander Spain will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of Santander Brasil ADSs, Santander Brasil units and Santander Brasil shares pursuant to the Exchange Offer. Santander Spain will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their clients. Santander Spain will pay all stock transfer taxes applicable to its acquisition of Santander Brasil ADSs, Santander Brasil units and Santander Brasil shares pursuant to the Exchange Offer, subject to Instruction 6 of the Letter of Transmittal (Santander Brasil ADSs), Instruction 4 of the Letter of Transmittal (Santander Brasil units) and Instruction 4 of the Letter of Transmittal (Santander Brasil shares).

Any inquiries you may have with respect to the Exchange Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the undersigned at the addresses and telephone numbers set forth on the back cover page of the Offer to Exchange/Prospectus.

Very truly yours,

D.F. KING & CO., INC.

Nothing contained herein or in the enclosed documents shall constitute you as an agent of Santander Spain, the information agent, the U.S. Exchange Agent, the Brazilian share registrar or any affiliate of any of them or authorize you or any other person to use any document or make any statement on behalf of any of them in connection with the Exchange Offer other than the enclosed documents and the statements contained therein.